Exhibit 99.1
ASGN Announces the Appointment of Patricia Obermaier to Board of Directors

RICHMOND, VA., June 13, 2024 -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and professional solutions across the commercial and government sectors, today announced the appointment and election of Patricia Obermaier to the Company’s Board of Directors, effective today. Ms. Obermaier has served as an advisor to ASGN’s Board since January 2024 and will become a member of the Board’s Strategy and Technology Committee.
A seasoned technology professional, with over 30 years of industry experience, Ms. Obermaier has been an executive at Microsoft Corporation since July 2019. She currently serves as Microsoft’s Chief Growth Officer and VP, Strategic Initiatives for the company’s $12 billion Global Health Life Sciences Division. In this role, Ms. Obermaier is responsible for identifying emerging opportunities, while also mobilizing and activating commercial resources to capture increased market share for her division.
Prior to Microsoft, Ms. Obermaier served as the Founder and CEO of Resigility, a strategic advisory and information management services firm dedicated to improving the resilience and agility of corporations, government agencies, and communities. She has also held numerous other leadership roles, including as VP, General Manager at Iqvia, a global provider of advanced analytics, technology, and research for the life science industry, and as Lead Partner and Chief Strategy Officer for global tech solutions company Unisys Corporation.
“We are honored to welcome Patty Obermaier to our Board of Directors,” said ASGN Chief Executive Officer, Ted Hanson. “Patty brings a wealth of experience and insight from being a leader at one of the world’s largest technology companies. Her strategic vision and operational expertise will be invaluable as we continue to grow ASGN’s IT consulting business and deliver innovative solutions to our clients.”
“I am delighted to join the ASGN Board at such a pivotal time in the Company’s evolution,” commented Obermaier. “ASGN has a strong track record of delivering high-value services and solutions to its clients across the commercial and government sectors. I look forward to working closely with my fellow directors to position ASGN for continued success.”

Recognizing Director Retirement
In addition to Ms. Obermaier’s appointment, ASGN recognizes the retirement of Board Director, Mariel Joliet, who has served as a director since December 2016.
“On behalf of our entire Board and Company, I’d like to thank Mariel for her partnership these past eight years. Mariel’s financial expertise contributed to our success as we have grown and evolved our operations, and we wish her the very best,” said Hanson.
With Joliet’s retirement, along with the previously announced retirement of fellow director and former Audit Committee Chair, Marty Kittrell, ASGN has a total of 10 directors, three of whom are women. More information on ASGN’s commitment to inclusion in the workplace and Board diversity can be found in the Company’s 2023 ESG Report, which will be published shortly and available on ASGN’s website.
About ASGN Incorporated
ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions across the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement, and operate critical IT and business solutions through its integrated offerings. For more information, please visit asgn.com.
Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance. All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. For a full list of risks and discussion of forward-looking statements, please see our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 23, 2024. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.
Contact:
Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com